Exhibit 10.6

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

Analyst/Programmer

This Employee Agreement, effective as of May I. 2005 is by and between FGS Inc., a California corporation (the "Company"). and Martin Longpré ("Employee") of 381. Du Bois-Brillant, McMasterville, QC, J3G 5T7.

In consideration of the mutual covenants contained in this Agreement, the Company and Employee hereby agree as follows:

I. TERM

1.1   Term. The term of this Agreement shall he for a minimum term of one (1) year commencing on May 1, 2005 (the "Term"). Thereafter, the Agreement shall automatically continue for another two (2) years unless either party provides written notice to the other at least thirty (30) days prior to the effective date of termination.

I. 2     Office. Employee shall be provided with an office work area at the Company's headquarters when necessary.

1.3   Place of Performance. In connection with Employee's Agreement with the Company, Employee shall work from time to time at the Company's headquarters office, but may also work from his home office on an arranged basis until the availability of a Canadian office.

2. DUTIES OF EMPLOYEE

2.1     Job Title.  Employee accepts being Analyst/Programmer.   Employee reports to the Chief Operating Officer.

2.2   Employee agrees to these multiple tasks: Beside all the tasks devoted to an Analyst/Programmer. Employee agrees to help promote the company. Also Employee agrees to travel from time to time.  Employee will act as Analyst/Programmer for the development of the FacePrint Software.

2.3    Loyal and Conscientious Performance of Duties. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

2.4    Devotion of Time to Company's Business.  As a part-time Employee (4 days per week), Employee shall devote a sufficient amount of his productive time, ability, and attention to the business of the Company to fulfill the duties and responsibilities undertaken herein.

2.5  Non-Disclosure of Confidential Information. Employee will sign the Company's written Confidentiality and Non-Solicitation Agreement, a copy of which will be attached for reference as Exhibit I.  Employee shall at all times abide by the terms of such agreement.

2.6    Competitive Activities. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner. stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in direct competition in any manner whatsoever with the business of the Company.

3.

COMPENSATION AND BENEFITS

3.1   Salary/Bonuses. As compensation for services rendered under this Agreement Employee shall receive a salary of five thousand dollars ($5,000 CDN) per month, upon sending a detailed invoice and a work report. Employee shall be entitled to any other bonus that FGS will attribute to the personnel of the Company.

3.2   Issues of Warrants as Enticement to Commit. Employee will be awarded a 5 years warrant to buy sixty thousand (60,000) shares of the capital of the company at a price of $0.001 per share. The warrant will be issued upon execution of this agreement.

3.3      Vacation and official holidays.  Employee is entitled to all official holidays and a month of vacation.

3.4   Reimbursement for Expenses Incurred. The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in furthering the business of the Company, including expenditures for meals, hotels and travel, up to a maximum for the year of three thousand and six hundred dollars ($3,600 CDN).

3.5  Repayment by Employee of Disallowed Business Expenses. In the event that any expenses paid for Employee shall subsequently be determined to not be allowable under Section 3.4 herein, Employee shall repay to the Company the amount of the disallowed expenses.

4.

TERMINATION OF AGREEMENT

4.1     Termination by the Company.  Employee's agreement hereunder may be terminated by the Company under the following circumstances:

       4.1.1   Death of Employee. This Agreement shall terminate automatically without notice upon the death of Employee.

      41.2  Disability. This Agreement shall not terminate automatically upon the temporary disability of Employee, but the Company may terminate this Agreement upon the permanent disability of Employee. Employee shall he permanently disabled if Employee is unable because of a medical, physical, or mental condition to perform substantially all of the duties that Employee performed for the Company prior to such incapacitation for a period of six (6) consecutive months or longer.

       4.1.3  With Cause. The Company may terminate Employee's employment at any time for "cause." For purposes of this Agreement, the Company shall have "cause" to terminate Employee's employment hereunder upon the following: (1) the willful and continued failure by Employee substantially to perform his duties hereunder (other than failure resulting from Employee's incapacity due to physical or mental illness); or (2) the willful engaging by Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph. no act, or failure to act, on the part of Employee shall be considered "willful" unless done, or omitted to be done. not in good faith and without reasonable belief' by him that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause without (i) reasonable notice to Employee setting forth reasons for the Company's intention to terminate for cause and granting Employee thirty (30) days to cure or remedy (if possible) the reasons for termination; (ii) an opportunity for Employee, together with his counsel, to be heard before the Board of Directors, and (iii) delivery to Employee of a Notice of Termination as defined in Section 4.3 hereof from the Board of Directors finding that in the good faith opinion of the Board of Directors Employee was guilty of

Misconduct set forth above in clause (1) or (2) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

      4.14   Without Cause. The Company may terminate Employee's employment without cause or reason upon thirty (30) days written notice following a majority vote of the Board of Directors and subject to the provisions below, including the terms of Section 4.5 herein.

4.2      Termination by Employee.  Employee's Agreement hereunder may be terminated by Employee under the following circumstances:

     4.2.1   Resignation for Good Reason. Employee may resign upon fifteen (15) days written notice for "good reason." For purposes of this provision, "good reason" shall exist if any of the following have occurred at any time within one hundred eighty (180) days of Employee's notice:

(i)

The Company makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of the Company, or other similar proceeding. in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more, or the Company seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Company or any material party of its assets;  or

(ii)

There are material changes in Employee's titles, duties, or responsibilities without his express written consent; or

(iii)

Company fails to pay Employee the compensation and benefits required under this Agreement.

       4.2.2    For other than Good Reason. Employee may voluntarily resign for any reason other than a "good reason" upon thirty (30) days written notice to the Company without compensation except for any salary or shares already gained.

 4.3     Notice of Termination. Any termination of Employee's services by the Company or by Employee shall he communicated by written Notice of Termination. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

 4.4    Date of Termination. "Date of Termination" shall mean (i) if Employee's agreement is terminated by his death, the date of his death; and (ii) if Employee's agreement is terminated for any other reason, the date on which a Notice of Termination is received by the Company or Employee.

 4.5   Payment or Compensation upon Termination or Resignation. Upon termination or resignation for any reason, Employee shall receive all compensation earned through the last day of Employee's agreement. Employee shall also be reimbursed for all reasonable expenses incurred through the Date of Termination. Employee shall also be entitled to severance equal to one (1) week of his salary for each month served up to ten (10) weeks severance and all remaining warrants, unless Employee is terminated for cause or voluntarily terminates and fails to provide the notice required in Section 4.22. Such severance payment shall not accrue for the first three months of the Term.

4.6     Remedies.  Any termination of this Agreement shall not prejudice any other remedy to which the Company or Employee may he entitled, either at law, equity, or under this Agreement.

5, INDEMNIFICATION

5.1    Indemnification. To the fullest extent permitted by applicable law. the Company agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs, expenses, damages and liabilities. including without limitation. reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with Employee Agreement with the Company. To the fullest extent permitted by applicable law, the Company shall advance to Employee expenses of defending any such action, claim or proceeding. However, the Company shall not indemnify Employee or defend Employee against, or hold him harmless from, any claims, damages. expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee or otherwise falling outside the scope of Employee's Agreement with the Company. For purposes of this paragraph, no act, or failure to act, on the part of Employee shall he considered "willful- unless done, or omitted to he done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Company. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

6. GENERAL PROVISIONS

6.1   When Arbitration is Required. The parties agree to arbitrate all claims or disputes between them arising from Employee's Agreement with the Company, or Employee's termination of employment, including but not limited to, disputes regarding the interpretation or breach of the Agreement or any term or condition of this Agreement, breach of an express or implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, constructive discharge, unlawful discrimination or harassment under the Fair Employment and Housing Act. the Civil Rights Acts of 1866. 1871. 1964, 1968, and 1991, 42 U.S.C. § 1982, the Family and Medical Leave Act, the California Family Rights Act, the Americans with Disabilities Act, or the Age Discrimination in Employment Act, the Fair Labor Standards Act, and Chapter I of Part 1 of Division 2 of the California Labor Code.

6.2      Method of Arbitration.

     6.2.1    The parties agree to submit their disputes to final and binding arbitration in accordance with provisions of the California Code of Civil Procedure § 1280 et seq.

      6.2.2

A  demand for arbitration must be made in writing and served on the other party to this  Agreement. The demand must be made and completed within the applicable statute of limitations

     6.2.3   The parties will attempt to agree on an arbitrator to hear and determine the dispute. if an agreement cannot be reached within 14 days of the demand for arbitration. Each party will appoint one person as an arbitrator. The arbitrators will then jointly select a third arbitrator to hear and determine the matter with them. Any award issued by the two of the three arbitrators shall be binding on the parties.

      6.2.4

                                                                                             The cost of arbitration shall be borne equally by each party. Attorneys' fees shall be paid to the prevailing party in the arbitration.

6.3    Professionals' Fees. Should any litigation or arbitration he commenced between the parties concerning this Agreement, or the rights or duties of any party in relation to the Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recovery from the losing party a reasonable sum for its attorneys', paralegals' and other professionals' fees and costs in such litigation, or any other separate action brought for that purpose.

6.4     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.5     Entire Agreement.  This Agreement supersedes any and all other Agreements whether oral or in writing between the parties.

 6.6   Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising here-from. shall inure to the benefit of and be binding upon the Company, any successor in interest to all or substantially all of the business and/or assets of the Company, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligation of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

 6.7   Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement, shall be in writing and shall he deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

If to Employee:

If to the Company:

Mr. Martin Longpre

FacePrint Global Solutions Inc.

381 Du Bois-Brillant

1111 Elerndon Avenue. Suite 115

McMasterviIle. QC

Fresno, California, 9371 I

J3G 5T7

Fax: 559-436-1061

or  to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

 6.8   Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

6.9

Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.10

Survival of Obligations. Termination of this Agreement for any reason shall not relieve the Company or Employee of any obligation accruing or arising prior to such termination.

6.11

Amendments. This Agreement may be amended only by written agreement of both the Company and Employee.

 6.12    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

 6.13     Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall he entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

 6.14   Conflicts with Change in Control Agreement. For any provision of this Agreement which conflicts with any provision of Employee's Change in Control Agreement, the provision of this Agreement shall take precedence.

"COMPANY"

"EMPLOYEE"

FacePrint Global Solutions, Inc.

By: Mr. Pierre Cote. CEO

By: Mr. Martin Longpre

Appendice

Development of EZ-Face, EZ-Scan and EZ-Match projects

Scope Change Management

The projects will he delivered according to the agreed-upon scope documents that will be signed by FGS during the course of project execution. Any requirement change to a scope document under change control will he reviewed and approved by FGS.

Price and Payment

For the development and delivery of the Projects, FGS shall pay to the consultants on a time and material basis the amount agreed upon in the Consultant contract

At the end of each month, Consultant shall prepare a statement of account for all services rendered for the previous month. Consultant shall remit to FGS throughout the term of this Agreement such statement of account.

FGS undertakes to pay any due amounts within thirty (30) days of receipt of the statement of account. If any amount invoiced in accordance herewith remains unpaid after the expiry of such thirty (30) day period, the outstanding balance shall bear interest calculated daily at the annual interest rate of ten percent (10%).

Intellectual Property

FGS will own, upon all fees being fully paid to Consultant, all intellectual Property rights in regard to EZ-Face. EZ-Scan and EZ-Match, to the exception of the Consultant Technology but including without limitation the EZ-Face, EZ-Scan and EZ-Match technologies, resulting from the services provided hereto.